UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 31, 2007

SIBLING ENTERTAINMENT GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

333-60958	13-3963541
Commission File Number)	(IRS Employer Identification No.)

511 West 25th Street Suite 503 New York, New York 10001	(212) 414-9600
(Address of Principal Executive Offices)	(Telephone Number including Area Code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

Since the Company’s last 10-QSB filing for the quarter ended September 30, 2006, filed on November 20, 2006, through the filing date of this report, the Company sold 576,991 units of its Series F private placement offering to thirty-five (35) accredited investors at a price of $1.40 per unit, or $807,787.40 in the aggregate, or 2,307,964 shares in the aggregate. These units were sold pursuant to the Company’s “Series F” private placement permitting the Company to issue a maximum of 1,428,575 units, or 5,714,300 million shares for an aggregate offering price of $1,999,999.40. Under the offering, each Unit consists of four (4) shares of its common stock $0.001 par value per share, and two (2) stock purchase warrants substantially (the “SERIES F-1 Warrant”), and two (2) stock purchase warrants (the “SERIES F-2 Warrant”). Each SERIES F-1 Warrant entitles the holder thereof to purchase one share of the Company’s common stock at a price of $0.75 per share for a period of five (5) years commencing on the date of the acceptance of this Subscription Agreement by the Company and each SERIES F-2 Warrant entitles the holder thereof to purchase one share of the Company’s common stock at a price of $1.00 per share for a period of five (5) years commencing on the date of the acceptance of this Subscription Agreement by the Company.

In addition, since the Company’s last 10-QSB filing for the quarter ended September 30, 2006, filed on November 20, 2006, the Company issued an aggregate of 319,804 shares to twelve (12) pre-existing, accredited investors. These issuances represent an adjustment to investors who participated in the Company’s Series F private placement at $2.00 per Unit (the price at which these investors originally subscribed, prior to offering terms being changed to $1.40 per Unit).

The Company has closed out its Series F Offering and has raised $1,999,986.40 representing 1,428,573 Units, adjusted for rounding, or 5,714,292 shares. The Series F Offering was closed on January 29, 2007.

On December 1, 2006 the Company entered into an agreement with Venture Catalyst, Ltd. (“VenCat”) pursuant to which the VenCat will provide consulting services to the Company inclusive of introductions to third party marketing companies, investment bankers and brokers, and corporate promotional services. The term of agreement is for 12 months. Pursuant to the terms of the Agreement, as compensation for its services, VenCat received 75,000 restricted shares of the Company’s common stock and is to receive an additional 25,000 restricted shares each month during the term of the Agreement or up to 300,000 in the aggregate.

Item 9.01	Exhibits

Consulting Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIBLING ENTERTAINMENT GROUP, INC.

Dated: January 31, 2007	By:	/s/ William Plon
William Plon, Chief Financial Officer

EXHIBIT INDEX

Exhibit No. 10.1	Consulting Agreement